UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 21, 2025

Immuneering Corporation

(Exact name of Registrant as Specified in its Charter)

Delaware	001-40675	26-1976972
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Main St.

Second Floor

Cambridge, MA 02142

(Address of principal executive offices) (Zip Code)

(617) 500-8080

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	IMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 21, 2025, Immuneering Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers party thereto (the “Investors”), pursuant to which the Company agreed to sell securities to the Investors in a private placement (the “Private Placement”). The Purchase Agreement provided for the sale and issuance by the Company of: (i) an aggregate of 6,329,113 shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) (or, for certain investors in lieu of Common Stock, pre-funded warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”), with an exercise price of $0.001 per share), and (ii) accompanying warrants to purchase up to 2,848,096 shares of Common Stock (the “Purchase Warrants”), with an exercise price of $5.50 per share, for aggregate gross proceeds of approximately $25.0 million, before deducting private placement expenses. Each Share (or Pre-Funded Warrant to purchase one share) was issued with an accompanying Purchase Warrant to purchase 45% of one share, and the combined effective purchase price per Share (or Pre-Funded Warrant to purchase one share) and accompanying Purchase Warrant to purchase 45% of one share was $3.95 (less the exercise price of the Pre-Funded Warrant, if applicable).

Each of the Investors is party to a confidentiality agreement with the Company, pursuant to which the Company has disclosed certain information to such Investors. Pursuant to the terms of the Purchase Agreement, each Investor has agreed, severally and not jointly, that neither it nor any affiliate acting on its behalf will execute any purchases or sales of any of the Company's securities during the period commencing on August 21, 2025 and ending at such time that the Company files a Current Report on Form 8-K (on or prior to November 30, 2025) disclosing such information previously disclosed to such Investor.

The closing of the Private Placement is expected to occur on or about August 26, 2025 (the “Closing Date”).

The Pre-Funded Warrants are immediately exercisable until exercised in full, subject to the Beneficial Ownership Limitation (as described below).

The Purchase Warrants are immediately exercisable and will expire on the fifth anniversary of the effective date of the resale registration statement to be filed by the Company pursuant to the terms of the Registration Rights Agreement (as defined below). The Purchase Warrants contain standard adjustments to the exercise price including for stock splits, stock dividends or distributions, certain other dividends or distributions and certain reorganizations. The Purchase Warrants also include certain rights upon the occurrence of a “fundamental transaction” (as described in the Purchase Warrants) that is either (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended, or (3) a fundamental transaction in which the successor or acquiring corporation has no equity securities traded on a national securities exchange, including, but not limited to, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market, at the time of such fundamental transaction, including the right to require that the Company or a successor entity purchase such Purchase Warrant for cash in an amount equal to the Black Scholes value (as described in the Purchase Warrants) of the unexercised portion of the Purchase Warrants, exercisable at any time concurrently with, or within 30 days after, the consummation of such fundamental transaction.

The Pre-Funded Warrants include cashless exercise rights at all times, and the Purchase Warrants include cashless exercise rights to the extent the shares of Common Stock underlying any such Purchase Warrant are not registered under the Securities Act of 1933, as amended (the “Securities Act”).

Under the terms of the Pre-Funded Warrants and the Purchase Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates) would exceed either 4.99% (with respect to the Purchase Warrant) or 9.99% (with respect to the Pre-Funded Warrant) (unless an Investor shall have elected otherwise) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99% (the “Beneficial Ownership Limitation”).

On August 21, 2025, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with all of the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the Closing Date, for purposes of registering the resale of the Shares and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and Purchase Warrants (the “Warrant Shares”) purchased by the Investors in the Private Placement, and any shares of Common Stock issued as a dividend or other distribution with respect to, in exchange for or in replacement of such Shares or Warrant Shares. The Company agreed to use commercially reasonable efforts to cause such registration statement to be declared effective by the SEC within 60 days after the Closing Date, or 90 days after the Closing Date if the SEC reviews the registration statement.

The Company has also agreed to, among other things, indemnify each Investor, its officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Investor within the meaning of the Securities Act, under the registration statement against certain liabilities incident to the Company’s obligations under the Registration Rights Agreement.

The Private Placement is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have not acquired the securities with a view to or for sale in connection with any distribution thereof in violation of the Securities Act and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the Pre-Funded Warrants and the Purchase Warrants, which are filed as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On August 21, 2025, the Company issued a press release announcing the pricing of the Private Placement described above in Item 1.01. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on From 8-K (this "Current Report") contains forward-looking statements, including within the meaning of the U.S. federal securities laws. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding: the Company's plans to develop, manufacture and commercialize the Company's product candidates; the treatment potential of atebimetinib, alone or in combination with other agents, including modified Gemcitabine/nab-paclitaxel (mGnP); the expected amount and use of proceeds from the Private Placement; and the timing for release of additional results from the Phase 2a portion of the trial for atebimetinib.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the risks inherent in oncology drug research and development, including target discovery, target validation, lead compound identification, and lead compound optimization; the Company incurred significant losses, are not currently profitable and may never become profitable; the Company's projected cash runway; the Company's need for additional funding and ability to continue as a going concern; the Company's unproven approach to therapeutic intervention; the Company's ability to address regulatory questions and the uncertainties relating to regulatory filings, reviews and approvals; the lengthy, expensive, and uncertain process of clinical drug development, including potential delays in or failure to obtain regulatory approvals; the Company's reliance on third parties and collaborators to conduct our clinical trials, manufacture our product candidates, and develop and commercialize our product candidates, if approved; failure to compete successfully against other drug companies; protection of our proprietary technology and the confidentiality of our trade secrets; potential lawsuits for, or claims of, infringement of third-party intellectual property or challenges to the ownership of our intellectual property; the Company's patents being found invalid or unenforceable; costs and resources of operating as a public company; and unfavorable or no analyst research or reports.

These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2025, and the Company's other reports filed with the U.S. Securities and Exchange Commission, could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management's estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, except as required by law, the Company disclaims any obligation to do so, even if subsequent events cause the Company's views to change. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.
4.2	Form of Purchase Warrant.
10.1#	Form of Securities Purchase Agreement, dated as of August 21, 2025, by and among Immuneering Corporation and the Investors party thereto.
10.2	Form of Registration Rights Agreement, dated as of August 21, 2025, by and among Immuneering Corporation and the Investors party thereto.
99.1	Press Release, dated as of August 21, 2025.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Investors or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNEERING CORPORATION

Date: August 25, 2025	By:	/s/ Michael D. Bookman
Michael D. Bookman
Chief Legal Officer and Secretary